EXHIBIT 99.1

HepaLife’s Liver Cell Function Plays Vital Role in Toxic, Brain Damaging Disease - a New Priority for NIH.

PICM-19 cells help safely excrete highly toxic by-product – ammonia - which causes brain damage, coma, and death; NIH launches multimillion dollar research initiative.

Vancouver, BC – May 22, 2006 – HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1), today announces that the National Institutes of Health (NIH) has launched a $71 million research initiative to actively study rare diseases, including Urea-Cycle Disorders (UCD), genetic liver diseases found in children and adults where the body is unable to remove ammonia from the bloodstream, leading to brain damage, coma, and death.

Researchers believe this highly toxic ammonia can be ‘detoxified’ and safely excreted from the body by elevating the production of urea, a function successfully demonstrated by HepaLife’s patented liver cells.

“HepaLife’s PICM-19 cell line is the only known, embryonic liver stem cell line of its kind with the ability to produce substantial amounts of urea, in an in vitro system,” explained Mr. Harmel S. Rayat, President and CEO of HepaLife.  “The production of urea is a key function in the removal of toxic ammonia from the bloodstream, and our PICM-19 liver cells have repeatedly demonstrated this unique capacity.”

Even after years in culture, numerous lab tests have shown that PICM-19 cells beneficially clear ammonia and produce urea, both important functions of the human liver.  PICM-19 cells have also demonstrated positive determinations of inducible P-450, a key liver-related function in the detoxification of drugs and xenobiotics.

HepaLife continues to work towards optimizing the hepatic functionality of the PICM-19 cell line for potential application in the production of an artificial liver device for use by human patients with liver failure, and use in proprietary in vitro toxicological and pre-clinical drug testing platforms that will more accurately determine the potential toxicity and metabolism of new pharmacological compounds in the liver.

Recently, HepaLife’s liver cells have demonstrated the capability to fully survive and remain intact following exposure to human plasma, an important finding in the future integration of these cells into an artificial liver device for human use.

The ability of PICM-19 cells to survive in human plasma is especially significant since a functional artificial liver device is expected to ‘process’ plasma by way of HepaLife’s patented cells.  Once a liver failure patients’ plasma has been separated from whole blood, these cells would be the primary component responsible for removing toxins from human plasma, the liquid portion of whole blood.

View HepaLife’s artificial liver research update at:

http://www.hepalife.com/Investor/PressReleases/20060426-1.html

ABOUT HEPALIFE TECHNOLOGIES, INC.

HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) is a development stage biotechnology company focused on the identification, development and eventual commercialization of technologies and products for liver toxicity detection and the treatment of various forms of liver dysfunction and disease.

Currently, HepaLife is concentrating its efforts on creating the first-of-its-kind artificial liver device and developing proprietary in-vitro toxicology and pre-clinical drug testing platforms.

Artificial Liver Device

Presently, through a Cooperative Research and Development Agreement, HepaLife Technologies is working towards optimizing the hepatic functionality of the patented PICM-19 cell line. The hepatic characteristics of the PICM-19 cell line have been demonstrated to have potential application in the production of an artificial liver device for use by human patients with liver failure.

With 25 million Americans suffering from liver disease, the need for an artificial liver device able to remove toxins and improve immediate and long-term survival results is more critical today than ever before. Limited treatment options, a low number of donor organs, the high price of transplants and follow up costs, a growing base of hepatitis, alcohol abuse, drug overdoses, and other factors that result in liver disease all clearly indicate a strong need for an artificial liver device.

In-Vitro Toxicology Testing

In 2003 alone, the inability to accurately predict toxicity early in drug development cost the pharmaceutical industry a record $8 billion. In particular, hepatotoxicity, or liver damage caused by medications and other chemical compounds, is the single most common reason leading to drug withdrawal or refusal of drug approval by the FDA. In fact, about one third of all potential drugs fail pre-clinical or clinical trials due to the toxic nature of the compounds being tested, accounting for an estimated $70 million (20%) of total research and development costs per drug.

The PICM-19 cells grown in vitro synthesize liver specific proteins such as albumin and transferrin, and display enhanced liver-specific functions such as ureagenesis and cytochrome P450 activity. As a result, HepaLife, using the patented PICM-19 cell line, plans to develop proprietary in vitro toxicological and pre-clinical drug testing platforms that will more accurately determine the potential toxicity and metabolism of new pharmacological compounds in the liver.

At present, the Company does not have commercial products intended to diagnose, treat, cure or prevent any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

For additional information, please visit www.hepalife.com

To receive future press releases via email, please visit:

http://www.hepalife.com/Alerts-Index.asp

To view the full HTML text of this release, please visit: http://www.hepalife.com/Investor/PressReleases/20060522-1.html

#      #      #      #

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that HepaLife will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330.  The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

HepaLife Technologies, Inc.

Ms. Laura Rivers-Bowerman, Shareholder Communications

Phone: (800) 518-4879

Web Site: www.HepaLife.com